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                                   EXHIBIT A
                                   ---------

                           Agreement of Joint Filing
                           -------------------------

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Hybrid Networks, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated:  February 14, 2001
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
Entities:

Accel IV L.P.
Accel Keiretsu L.P.
Accel Investors '95 L.P.
Accel IV Associates L.P.
Accel Partners & Co. Inc.                                             By:  /s/ G. Carter Sednaoui
                                                                           -----------------------------------------------
Swartz Family Partnership L.P.                                             G. Carter Sednaoui, Attorney-in-fact
Accel VII L.P.                                                             for above-listed entities
Accel VII Associates L.L.C.
Accel Internet Fund III L.P.
Accel Internet Fund III Associates L.L.C.
Accel Investors '99 L.P.
Ellmore C. Patterson Partners

Individuals:

Alan K. Austin
James W. Breyer
Luke B. Evnin
Eugene D. Hill, III
Paul H. Klingenstein
Arthur C. Patterson
G. Carter Sednaoui
James R. Swartz                                                       By:  /s/ G. Carter Sednaoui
                                                                           ---------------------------------------------------
J. Peter Wagner                                                            G. Carter Sednaoui, Individually and as
                                                                           Attorney-in-fact for above-listed individuals
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